Exhibit 99.1

3Q 2022

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

Corporate Office Properties Trust
Supplemental Information & Earnings Release - Unaudited
For the Period Ended 9/30/22

Overview:	Section I
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4

Financial Statements:	Section II
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10

Portfolio Information:	Section III
Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing	18
Lease Expiration Analysis	20
2023 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23

Investing Activity:	Section IV
Property Dispositions	24
Summary of Development Projects	25
Development Placed in Service	26
Summary of Land Owned/Controlled	27

Capitalization:	Section V
Capitalization Overview	28
Summary of Outstanding Debt	29
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

Reconciliations & Definitions	Section VI
Supplementary Reconciliations of Non-GAAP Measures	34
Definitions	38

Earnings Release:	i

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of September 30, 2022, we derived 90% of our core portfolio annualized rental revenue from Defense/IT Locations and 10% from Regional Office Properties. As of September 30, 2022, our core portfolio of 186 properties, including 19 owned through unconsolidated joint ventures, encompassed 21.9 million square feet and was 95.0% leased.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Michelle Layne, Manager
Todd Hartman, EVP + COO	443.285.5452 // michelle.layne@copt.com
Anthony Mifsud, EVP + CFO

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416-369-2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Michael Griffin	212-816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Jon Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv (formerly Thomson’s First Call). Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Net income	6	$32,316	$33,595	$60,824	$14,965	$28,794	$126,735	$66,613
NOI from real estate operations	13	$91,096	$90,210	$87,188	$90,523	$90,460	$268,494	$270,347
Same Properties NOI	16	$82,579	$82,094	$80,350	$82,024	$84,595	$245,023	$251,185
Same Properties cash NOI	17	$82,711	$81,641	$79,567	$83,688	$83,927	$243,919	$246,225
Adjusted EBITDA	10	$86,386	$85,298	$82,238	$84,681	$83,991	$253,922	$252,515
Diluted AFFO avail. to common share and unit holders	9	$53,439	$50,427	$48,425	$32,823	$53,635	$152,291	$160,433
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.825	$0.825

Per share - diluted:
EPS	8	$0.27	$0.29	$0.52	$0.12	$0.24	$1.08	$0.56
FFO - Nareit	8	$0.58	$0.59	$0.58	$0.21	$0.56	$1.75	$1.19
FFO - as adjusted for comparability	8	$0.58	$0.59	$0.58	$0.58	$0.57	$1.75	$1.71

Numerators for diluted per share amounts:
Diluted EPS	6	$30,806	$32,205	$59,099	$13,546	$26,933	$122,107	$62,431
Diluted FFO available to common share and unit holders	7	$66,391	$67,447	$65,652	$24,344	$63,898	$199,490	$135,184
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$66,595	$67,584	$65,992	$65,458	$65,179	$200,171	$194,868

Payout ratios:
Diluted FFO	N/A	47.1%	46.3%	47.6%	128.0%	48.8%	47.0%	69.2%
Diluted FFO - as adjusted for comparability	N/A	46.9%	46.3%	47.4%	47.6%	47.8%	46.8%	48.0%
Diluted AFFO	N/A	58.5%	62.0%	64.5%	95.0%	58.1%	61.6%	58.3%

CAPITALIZATION
Total Market Capitalization	28	$4,943,129	$5,189,816	$5,437,327	$5,479,985	$5,251,729
Total Equity Market Capitalization	28	$2,650,311	$2,988,148	$3,255,815	$3,181,699	$3,069,056
Gross debt	29	$2,319,068	$2,227,918	$2,207,762	$2,324,536	$2,208,923
Net debt to adjusted book	31	40.3%	39.4%	39.7%	40.5%	39.4%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	5.1x	5.3x	5.2x	4.9x	4.8x	5.2x	4.7x
Net debt to in-place adj. EBITDA ratio	31	6.7x	6.4x	6.6x	6.7x	6.3x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	31	N/A	N/A	N/A	6.3x	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	31	5.9x	5.8x	6.1x	6.2x	5.9x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	31	N/A	N/A	N/A	5.8x	N/A	N/A	N/A
(1)Includes, for the 12/31/21 period, adjustments associated with the sale on 1/25/22 of our wholesale data center and use of resulting proceeds to repay debt.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
# of Properties
Total Portfolio	188	188	188	186	186
Consolidated Portfolio	169	169	169	167	167
Core Portfolio	186	186	186	184	184
Same Properties	176	176	176	176	176

% Occupied
Total Portfolio	92.7%	91.6%	92.0%	92.4%	93.3%
Consolidated Portfolio	91.4%	90.2%	90.7%	91.1%	92.2%
Core Portfolio	92.8%	91.8%	92.2%	92.6%	93.5%
Same Properties	92.7%	91.6%	92.0%	92.6%	93.3%

% Leased
Total Portfolio	94.9%	93.6%	93.9%	94.2%	94.6%
Consolidated Portfolio	94.0%	92.5%	92.8%	93.2%	93.7%
Core Portfolio	95.0%	93.7%	94.1%	94.4%	94.8%
Same Properties	94.9%	93.6%	93.9%	94.4%	94.7%

Square Feet (in thousands)
Total Portfolio	22,085	22,089	22,006	21,710	21,660
Consolidated Portfolio	18,903	18,907	18,824	18,529	18,479
Core Portfolio	21,928	21,932	21,849	21,553	21,503
Same Properties	20,330	20,330	20,330	20,330	20,330

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 33).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Assets
Properties, net:
Operating properties, net	$3,169,992	$3,180,790	$3,167,851	$3,090,510	$3,034,365
Development and redevelopment in progress, including land (1)	320,354	258,222	194,412	196,701	151,396
Land held (1)	201,065	200,739	218,018	245,733	227,887
Total properties, net	3,691,411	3,639,751	3,580,281	3,532,944	3,413,648
Property - operating right-of-use assets	37,541	38,056	38,566	38,361	38,854
Property - finance right-of-use assets	2,214	2,222	2,230	2,238	40,077
Assets held for sale, net	—	—	—	192,699	197,285
Cash and cash equivalents	12,643	20,735	19,347	13,262	14,570
Investment in unconsolidated real estate joint ventures	38,644	39,017	39,440	39,889	40,304
Accounts receivable, net	39,720	31,554	42,596	40,752	33,110
Deferred rent receivable	124,146	121,015	114,952	108,926	102,479
Intangible assets on property acquisitions, net	11,788	12,543	13,410	14,567	15,711
Lease incentives, net	49,083	50,871	52,089	51,486	40,150
Deferred leasing costs, net	68,122	68,004	65,660	65,850	61,939
Investing receivables, net	102,550	84,885	82,417	82,226	75,947
Prepaid expenses and other assets, net	91,467	76,540	81,038	79,252	77,064
Total assets	$4,269,329	$4,185,193	$4,132,026	$4,262,452	$4,151,138
Liabilities and equity
Liabilities:
Debt	$2,269,834	$2,177,811	$2,156,784	$2,272,304	$2,159,732
Accounts payable and accrued expenses	156,815	177,180	144,974	186,202	176,636
Rents received in advance and security deposits	29,056	27,745	29,082	32,262	32,092
Dividends and distributions payable	31,407	31,400	31,402	31,299	31,306
Deferred revenue associated with operating leases	9,382	8,416	8,241	9,341	8,704
Property - operating lease liabilities	29,088	29,412	29,729	29,342	29,630
Other liabilities	17,634	10,526	14,458	17,729	16,253
Total liabilities	2,543,216	2,462,490	2,414,670	2,578,479	2,454,353
Redeemable noncontrolling interests	25,447	26,752	26,820	26,898	26,006
Equity:
COPT’s shareholders’ equity:
Common shares	1,124	1,124	1,124	1,123	1,123
Additional paid-in capital	2,484,702	2,481,139	2,479,119	2,481,539	2,480,412
Cumulative distributions in excess of net income	(827,072)	(827,076)	(828,473)	(856,863)	(839,676)
Accumulated other comprehensive income (loss)	2,632	1,806	164	(3,059)	(5,347)
Total COPT’s shareholders’ equity	1,661,386	1,656,993	1,651,934	1,622,740	1,636,512
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	25,524	25,505	25,285	21,363	21,568
Other consolidated entities	13,756	13,453	13,317	12,972	12,699
Total noncontrolling interests in subsidiaries	39,280	38,958	38,602	34,335	34,267
Total equity	1,700,666	1,695,951	1,690,536	1,657,075	1,670,779
Total liabilities, redeemable noncontrolling interests and equity	$4,269,329	$4,185,193	$4,132,026	$4,262,452	$4,151,138
(1)Refer to pages 25 and 27 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Revenues
Lease revenue	$146,481	$142,277	$141,389	$141,892	$138,032	$430,147	$411,776
Other property revenue	1,206	969	891	756	841	3,066	2,146
Construction contract and other service revenues	34,813	42,557	53,200	43,284	28,046	130,570	64,592
Total revenues	182,500	185,803	195,480	185,932	166,919	563,783	478,514
Operating expenses
Property operating expenses	57,663	54,116	57,181	56,459	52,728	168,960	156,918
Depreciation and amortization associated with real estate operations	35,247	34,812	34,264	34,504	33,807	104,323	103,039
Construction contract and other service expenses	33,555	41,304	51,650	42,089	27,089	126,509	61,964
General and administrative expenses	6,558	6,467	6,670	6,589	7,269	19,695	20,624
Leasing expenses	2,340	1,888	1,874	2,568	2,073	6,102	6,346
Business development expenses and land carry costs	552	701	783	1,088	1,093	2,036	3,559
Total operating expenses	135,915	139,288	152,422	143,297	124,059	427,625	352,450
Interest expense	(15,123)	(14,808)	(14,424)	(16,217)	(15,720)	(44,355)	(49,181)
Interest and other income	2,290	1,818	1,893	1,968	1,818	6,001	5,911
Credit loss (expense) recoveries	(1,693)	(225)	316	88	326	(1,602)	1,040
Gain on sales of real estate	16	(19)	15	25,879	(32)	12	39,711
Loss on early extinguishment of debt	—	—	(342)	(41,073)	(1,159)	(342)	(59,553)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	32,075	33,281	30,516	13,280	28,093	95,872	63,992
Equity in income of unconsolidated entities	308	318	888	314	297	1,514	779
Income tax expense	(67)	(4)	(153)	(42)	(47)	(224)	(103)
Income from continuing operations	32,316	33,595	31,251	13,552	28,343	97,162	64,668
Discontinued operations	—	—	29,573	1,413	451	29,573	1,945
Net income	32,316	33,595	60,824	14,965	28,794	126,735	66,613
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(476)	(496)	(856)	(181)	(357)	(1,828)	(831)
Other consolidated entities	(919)	(789)	(649)	(1,076)	(1,336)	(2,357)	(2,949)
Net income attributable to COPT common shareholders	$30,921	$32,310	$59,319	$13,708	$27,101	$122,550	$62,833
Amount allocable to share-based compensation awards	(75)	(75)	(181)	(116)	(79)	(334)	(320)
Redeemable noncontrolling interests	(40)	(30)	(39)	(46)	(89)	(109)	(82)
Numerator for diluted EPS	$30,806	$32,205	$59,099	$13,546	$26,933	$122,107	$62,431

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Net income	$32,316	$33,595	$60,824	$14,965	$28,794	$126,735	$66,613
Real estate-related depreciation and amortization	35,247	34,812	34,264	36,346	36,611	104,323	111,487
Gain on sales of real estate	(16)	19	(28,579)	(25,879)	32	(28,576)	(39,711)
Depreciation and amortization on unconsolidated real estate JVs (1)	524	525	526	526	525	1,575	1,455
FFO - per Nareit (2)(3)	68,071	68,951	67,035	25,958	65,962	204,057	139,844
FFO allocable to other noncontrolling interests (4)	(1,348)	(1,178)	(1,042)	(1,458)	(1,696)	(3,568)	(4,025)
Basic FFO allocable to share-based compensation awards	(354)	(357)	(362)	(149)	(313)	(1,073)	(663)
Basic FFO available to common share and common unit holders (3)	66,369	67,416	65,631	24,351	63,953	199,416	135,156
Redeemable noncontrolling interests	(5)	4	(6)	(13)	(68)	(7)	1
Diluted FFO adjustments allocable to share-based compensation awards	27	27	27	6	13	81	27
Diluted FFO available to common share and common unit holders - per Nareit (3)	66,391	67,447	65,652	24,344	63,898	199,490	135,184
Loss on early extinguishment of debt	—	—	342	41,073	1,159	342	59,553
Loss on interest rate derivatives included in interest expense	—	—	—	221	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	—	—	—	(8)	129	—	431
Executive transition costs	206	137	—	—	—	343	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	—	(2)	(172)	(7)	(4)	(300)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$66,595	$67,584	$65,992	$65,458	$65,179	$200,171	$194,868

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 33.
(2)See reconciliation on page 34 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
EPS Denominator:
Weighted average common shares - basic	112,093	112,082	112,020	111,990	111,985	112,066	111,949
Dilutive effect of share-based compensation awards	433	429	426	386	375	429	285
Dilutive effect of redeemable noncontrolling interests	105	126	132	124	138	121	130
Weighted average common shares - diluted	112,631	112,637	112,578	112,500	112,498	112,616	112,364
Diluted EPS	$0.27	$0.29	$0.52	$0.12	$0.24	$1.08	$0.56

Weighted Average Shares for period ended:
Common shares	112,093	112,082	112,020	111,990	111,985	112,066	111,949
Dilutive effect of share-based compensation awards	433	429	426	386	375	429	311
Common units	1,477	1,476	1,384	1,259	1,262	1,446	1,257
Redeemable noncontrolling interests	105	126	132	124	138	121	130
Denominator for diluted FFO per share and as adjusted for comparability	114,108	114,113	113,962	113,759	113,760	114,062	113,647
Weighted average common units	(1,477)	(1,476)	(1,384)	(1,259)	(1,262)	(1,446)	(1,257)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	—	—	(26)
Denominator for diluted EPS	112,631	112,637	112,578	112,500	112,498	112,616	112,364
Diluted FFO per share - Nareit	$0.58	$0.59	$0.58	$0.21	$0.56	$1.75	$1.19
Diluted FFO per share - as adjusted for comparability	$0.58	$0.59	$0.58	$0.58	$0.57	$1.75	$1.71

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$66,595	$67,584	$65,992	$65,458	$65,179	$200,171	$194,868
Straight line rent adjustments and lease incentive amortization	605	(3,198)	(3,189)	(3,835)	(1,806)	(5,782)	(6,451)
Amortization of intangibles and other assets included in NOI	50	49	(372)	40	41	(273)	122
Share-based compensation, net of amounts capitalized	2,188	2,154	2,111	2,018	2,048	6,453	5,961
Amortization of deferred financing costs	540	541	597	640	736	1,678	2,340
Amortization of net debt discounts, net of amounts capitalized	612	608	605	615	567	1,825	1,629
Replacement capital expenditures (1)	(17,528)	(17,717)	(17,358)	(32,317)	(13,331)	(52,603)	(38,656)
Other	377	406	39	204	201	822	620
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$53,439	$50,427	$48,425	$32,823	$53,635	$152,291	$160,433

Replacement capital expenditures (1)
Tenant improvements and incentives	$8,848	$10,655	$10,010	$19,724	$8,654	$29,513	$24,096
Building improvements	7,477	6,751	6,832	17,778	7,793	21,060	18,192
Leasing costs	3,073	1,748	2,270	5,863	2,939	7,091	6,873
Net (exclusions from) additions to tenant improvements and incentives	(57)	474	1,808	(5,093)	(1,523)	2,225	389
Excluded building improvements and leasing costs	(1,813)	(1,911)	(3,562)	(5,955)	(4,532)	(7,286)	(10,894)
Replacement capital expenditures	$17,528	$17,717	$17,358	$32,317	$13,331	$52,603	$38,656

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Net income	$32,316	$33,595	$60,824	$14,965	$28,794	$126,735	$66,613
Interest expense	15,123	14,808	14,424	16,217	15,720	44,355	49,181
Income tax expense	67	4	153	42	47	224	103
Real estate-related depreciation and amortization	35,247	34,812	34,264	36,346	36,611	104,323	111,487
Other depreciation and amortization	602	552	607	622	589	1,761	2,189
Gain on sales of real estate	(16)	19	(28,579)	(25,879)	32	(28,576)	(39,711)
Adjustments from unconsolidated real estate JVs	762	760	758	763	763	2,280	2,167
EBITDAre	84,101	84,550	82,451	43,076	82,556	251,102	192,029
Loss on early extinguishment of debt	—	—	342	41,073	1,159	342	59,553
Net gain on other investments	—	1	(565)	—	—	(564)	(63)
Credit loss expense (recoveries)	1,693	225	(316)	(88)	(326)	1,602	(1,040)
Business development expenses	386	385	326	628	473	1,097	1,605
Demolition costs on redevelopment and nonrecurring improvements	—	—	—	(8)	129	—	431
Executive transition costs	206	137	—	—	—	343	—
Adjusted EBITDA	86,386	85,298	82,238	84,681	83,991	$253,922	$252,515
Pro forma NOI adjustment for property changes within period	—	127	579	—	3,240
Change in collectability of deferred rental revenue	13	231	—	—	—
Other	—	—	—	1,578	—
In-place adjusted EBITDA	86,399	85,656	82,817	86,259	87,231
Pro forma NOI adjustment for sale of Wholesale Data Center	N/A	N/A	N/A	$(3,074)	N/A
Pro forma in-place adjusted EBITDA	$86,399	$85,656	$82,817	$83,185	$87,231

Corporate Office Properties Trust
Properties by Segment (1) - 9/30/22
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	32	3,925	93.8%	97.2%
Howard County	35	2,861	91.1%	94.6%
Other	23	1,725	90.6%	94.0%
Total Fort Meade/BW Corridor	90	8,511	92.2%	95.7%
Northern Virginia (“NoVA”) Defense/IT	16	2,499	89.9%	91.4%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	22	1,262	91.5%	91.5%
Redstone Arsenal (Huntsville, Alabama)	17	1,613	88.1%	97.0%
Data Center Shells:
Consolidated Properties	8	1,822	100.0%	100.0%
Unconsolidated JV Properties (2)	19	3,182	100.0%	100.0%
Total Defense/IT Locations	180	19,949	93.9%	96.3%
Regional Office	6	1,979	81.5%	82.2%
Core Portfolio	186	21,928	92.8%	95.0%
Other Properties	2	157	75.5%	75.5%
Total Portfolio	188	22,085	92.7%	94.9%
Consolidated Portfolio	169	18,903	91.4%	94.0%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 9/30/22
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	157	17,424	91.7%	94.3%	$532,502	90.8%	$81,285	$241,241
Unconsolidated real estate JV	17	2,750	100.0%	100.0%	4,045	0.7%	919	2,769
Total Same Properties in Core Portfolio	174	20,174	92.9%	95.1%	536,547	91.5%	82,204	244,010
Properties Placed in Service (4)	10	1,322	89.3%	92.3%	43,780	7.5%	8,147	21,297
Other unconsolidated JV properties (5)	2	432	100.0%	100.0%	654	0.1%	153	461
Total Core Portfolio	186	21,928	92.8%	95.0%	580,981	99.1%	90,504	265,768
Wholesale Data Center (6)	N/A	N/A	N/A	N/A	N/A	N/A	—	1,005
Other	2	157	75.5%	75.5%	5,454	0.9%	592	1,721
Total Portfolio	188	22,085	92.7%	94.9%	$586,435	100.0%	$91,096	$268,494
Consolidated Portfolio	169	18,903	91.4%	94.0%	$581,737	99.2%	$90,024	$265,262

	As of Period End						NOI from Real Estate Operations
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Nine Months Ended
Core Portfolio:
Defense/IT Locations:
Consolidated properties	161	16,767	92.8%	95.6%	$515,988	88.8%	$82,457	$241,916
Unconsolidated real estate JVs	19	3,182	100.0%	100.0%	4,699	0.8%	1,072	3,232
Total Defense/IT Locations	180	19,949	93.9%	96.3%	520,687	89.6%	83,529	245,148
Regional Office	6	1,979	81.5%	82.2%	60,294	10.4%	6,975	20,620
Total Core Portfolio	186	21,928	92.8%	95.0%	$580,981	100.0%	$90,504	$265,768

(1)Percentages calculated based on operational square feet.
(2)With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue (“ARR”) allocable to COPT’s ownership interest.
(3)Includes properties stably owned and 100% operational since at least 1/1/21.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/21.
(5)Includes two data center shell properties in which we sold ownership interests and retained 10% interests through an unconsolidated real estate JV in 2021.
(6)We sold our Wholesale Data Center on 1/25/22.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$69,209	$67,589	$67,214	$64,805	$66,029	$204,012	$197,315
NoVA Defense/IT	18,611	18,103	18,576	17,965	16,077	55,290	47,888
Lackland Air Force Base	15,951	15,129	14,713	16,994	14,519	45,793	40,762
Navy Support	8,253	8,085	8,169	8,356	8,558	24,507	25,401
Redstone Arsenal	9,976	9,308	9,195	9,555	9,144	28,479	26,172
Data Center Shells-Consolidated	9,069	9,140	7,505	7,812	6,913	25,714	23,770
Total Defense/IT Locations	131,069	127,354	125,372	125,487	121,240	383,795	361,308
Regional Office	14,739	14,121	15,082	15,410	16,024	43,942	47,697
Wholesale Data Center	—	—	1,980	8,235	7,717	1,980	22,255
Other	1,879	1,771	1,826	1,751	1,609	5,476	4,917
Consolidated real estate revenues	$147,687	$143,246	$144,260	$150,883	$146,590	$435,193	$436,177

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$44,759	$44,090	$41,430	$41,625	$43,073	$130,279	$127,974
NoVA Defense/IT	11,835	11,946	11,707	11,763	9,747	35,488	29,305
Lackland Air Force Base	7,670	7,609	7,641	7,774	7,584	22,920	19,447
Navy Support	4,588	4,755	4,698	4,853	5,104	14,041	15,287
Redstone Arsenal	5,652	5,677	5,460	6,462	6,141	16,789	17,647
Data Center Shells:
Consolidated properties	7,953	7,951	6,495	6,242	6,256	22,399	21,254
COPT’s share of unconsolidated real estate JVs	1,072	1,080	1,080	1,079	1,060	3,232	2,950
Total Defense/IT Locations	83,529	83,108	78,511	79,798	78,965	245,148	233,864
Regional Office	6,975	6,493	7,152	7,066	7,979	20,620	24,985
Wholesale Data Center	—	50	955	3,074	3,105	1,005	9,992
Other	592	559	570	585	411	1,721	1,506
NOI from real estate operations	$91,096	$90,210	$87,188	$90,523	$90,460	$268,494	$270,347

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$44,723	$43,613	$41,271	$42,666	$42,301	$129,607	$124,481
NoVA Defense/IT	10,197	10,260	10,150	10,187	10,088	30,607	30,079
Lackland Air Force Base	7,757	7,666	7,711	7,793	6,637	23,134	18,758
Navy Support	4,951	4,922	4,846	4,981	5,381	14,719	15,740
Redstone Arsenal	4,631	4,789	4,593	5,162	5,262	14,013	14,858
Data Center Shells:
Consolidated properties	7,020	6,528	5,468	5,430	5,426	19,016	18,192
COPT’s share of unconsolidated real estate JVs	985	988	982	975	951	2,955	2,638
Total Defense/IT Locations	80,264	78,766	75,021	77,194	76,046	234,051	224,746
Regional Office	6,926	6,114	5,157	6,167	6,675	18,197	20,638
Wholesale Data Center	—	50	964	3,122	3,138	1,014	10,086
Other	680	638	599	658	447	1,917	1,684
Cash NOI from real estate operations	87,870	85,568	81,741	87,141	86,306	255,179	257,154
Straight line rent adjustments and lease incentive amortization	(932)	2,859	2,921	2,521	2,148	4,848	7,846
Amortization of acquired above- and below-market rents	97	97	519	100	99	713	296
Amortization of intangibles and other assets to property operating expenses	(147)	(147)	(146)	(139)	(140)	(440)	(418)
Lease termination fees, net	591	399	221	(893)	853	1,211	3,309
Tenant funded landlord assets and lease incentives	3,530	1,342	1,834	1,689	1,085	6,706	1,848
Cash NOI adjustments in unconsolidated real estate JVs	87	92	98	104	109	277	312
NOI from real estate operations	$91,096	$90,210	$87,188	$90,523	$90,460	$268,494	$270,347

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,303	92.3%	90.8%	89.9%	90.3%	89.7%	91.0%	90.1%
NoVA Defense/IT	15	2,151	87.6%	86.4%	86.8%	86.5%	85.7%	86.9%	86.8%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	91.3%	91.2%	92.9%	95.1%	96.7%	91.8%	96.8%
Redstone Arsenal	14	1,424	87.7%	87.6%	91.0%	96.4%	99.5%	88.8%	99.5%
Data Center Shells:
Consolidated properties	7	1,556	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	169	18,381	93.5%	92.7%	92.7%	93.4%	93.4%	93.0%	93.7%
Regional Office	5	1,792	83.3%	82.3%	84.0%	92.4%	92.7%	83.2%	92.7%
Core Portfolio Same Properties	174	20,173	92.6%	91.8%	91.9%	93.3%	93.3%	92.1%	93.7%
Other Same Properties	2	157	75.5%	70.7%	66.2%	66.2%	66.2%	70.8%	67.2%
Total Same Properties	176	20,330	92.5%	91.6%	91.7%	93.1%	93.1%	91.9%	93.5%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,303	92.6%	90.8%	90.5%	90.3%	90.2%
NoVA Defense/IT	15	2,151	88.2%	86.3%	86.8%	86.4%	85.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	91.4%	91.2%	92.8%	93.9%	96.5%
Redstone Arsenal	14	1,424	88.0%	87.6%	91.7%	90.7%	99.3%
Data Center Shells:
Consolidated properties	7	1,556	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	169	18,381	93.8%	92.7%	93.0%	92.9%	93.6%
Regional Office	5	1,792	83.7%	82.3%	84.0%	92.0%	92.7%
Core Portfolio Same Properties	174	20,173	92.9%	91.7%	92.2%	92.8%	93.5%
Other Same Properties	2	157	75.5%	75.5%	66.2%	66.2%	66.2%
Total Same Properties	176	20,330	92.7%	91.6%	92.0%	92.6%	93.3%

(1)Includes properties stably owned and 100% operational since at least 1/1/21.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$67,512	$65,938	$65,571	$63,196	$65,382	$199,021	$195,782
NoVA Defense/IT	16,521	16,007	16,481	15,870	16,052	49,009	47,780
Lackland Air Force Base	14,861	14,043	13,626	15,951	13,551	42,530	39,526
Navy Support	8,098	7,931	8,155	8,356	8,558	24,184	25,401
Redstone Arsenal	8,681	8,315	8,574	8,967	8,600	25,570	24,976
Data Center Shells-Consolidated	7,304	7,399	7,249	7,813	6,915	21,952	20,926
Total Defense/IT Locations	122,977	119,633	119,656	120,153	119,058	362,266	354,391
Regional Office	12,267	11,863	13,270	13,681	14,335	37,400	42,647
Other Properties	764	646	659	666	665	2,069	1,982
Same Properties real estate revenues	$136,008	$132,142	$133,585	$134,500	$134,058	$401,735	$399,020

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,268	$42,844	$40,048	$40,161	$42,550	$126,160	$126,822
NoVA Defense/IT	10,009	10,013	9,972	10,078	9,725	29,994	29,197
Lackland Air Force Base	6,637	6,583	6,610	6,769	6,653	19,830	18,259
Navy Support	4,487	4,639	4,684	4,853	5,104	13,810	15,287
Redstone Arsenal	4,899	5,041	5,106	6,119	5,755	15,046	16,815
Data Center Shells:
Consolidated properties	6,256	6,275	6,240	6,245	6,256	18,771	18,841
COPT’s share of unconsolidated real estate JVs	919	924	926	923	924	2,769	2,764
Total Defense/IT Locations	76,475	76,319	73,586	75,148	76,967	226,380	227,985
Regional Office	5,729	5,441	6,459	6,529	7,303	17,629	22,190
Other Properties	375	334	305	347	325	1,014	1,010
Same Properties NOI	$82,579	$82,094	$80,350	$82,024	$84,595	$245,023	$251,185

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,342	$42,452	$40,157	$41,943	$42,188	$125,951	$124,174
NoVA Defense/IT	10,462	10,422	10,511	10,596	10,090	31,395	29,996
Lackland Air Force Base	6,826	6,749	6,765	6,870	6,664	20,340	18,796
Navy Support	4,857	4,813	4,833	4,982	5,381	14,503	15,740
Redstone Arsenal	4,313	4,537	4,587	5,381	5,367	13,437	15,153
Data Center Shells:
Consolidated properties	5,547	5,537	5,469	5,433	5,426	16,553	15,998
COPT’s share of unconsolidated real estate JVs	845	847	843	837	832	2,535	2,474
Total Defense/IT Locations	76,192	75,357	73,165	76,042	75,948	224,714	222,331
Regional Office	6,129	5,943	6,140	7,286	7,679	18,212	22,883
Other Properties	390	341	262	360	300	993	1,011
Same Properties cash NOI	82,711	81,641	79,567	83,688	83,927	243,919	246,225
Straight line rent adjustments and lease incentive amortization	(2,866)	(1,385)	(1,503)	(2,607)	(1,432)	(5,754)	(753)
Amortization of acquired above- and below-market rents	97	97	519	100	99	713	296
Lease termination fees, net	591	399	221	(893)	853	1,211	3,309
Tenant funded landlord assets and lease incentives	1,973	1,265	1,463	1,649	1,057	4,701	1,820
Cash NOI adjustments in unconsolidated real estate JVs	73	77	83	87	91	233	288
Same Properties NOI	$82,579	$82,094	$80,350	$82,024	$84,595	$245,023	$251,185
Percentage change in total Same Properties cash NOI (1)	(1.4)%					(0.9)%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	0.3%					1.1%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing (1)(2)
Three Months Ended 9/30/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Other	Total
Renewed Space
Leased Square Feet	440	10	51	—	501	5	506
Expiring Square Feet	480	10	54	—	544	5	549
Vacating Square Feet	40	—	3	—	43	—	43
Retention Rate (% based upon square feet)	91.7%	100.0%	94.5%	—%	92.1%	100.0%	92.2%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$3.47	$1.92	$0.70	$—	$3.15	$8.35	$3.21
Weighted Average Lease Term in Years	4.0	1.0	1.5	—	3.7	3.0	3.7
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$38.19	$32.00	$17.58	$—	$35.97	$22.41	$35.83
Expiring Straight-line Rent	$36.33	$32.00	$17.09	$—	$34.28	$19.00	$34.13
Change in Straight-line Rent	5.1%	—%	2.9%	—%	4.9%	18.0%	5.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.66	$32.00	$17.88	$—	$35.53	$22.00	$35.40
Expiring Cash Rent	$38.17	$32.00	$17.53	$—	$35.95	$19.00	$35.77
Change in Cash Rent	(1.3%)	—%	2.0%	—%	(1.2%)	15.8%	(1.1%)
Average Escalations Per Year	2.6%	—%	3.1%	—%	2.6%	3.0%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	—	—	—	—
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$—	$—	$—	$—
Weighted Average Lease Term in Years	—	—	—	—	—	—	—
Straight-line Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Cash Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Vacant Space
Leased Square Feet	214	7	3	126	351	—	351
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$9.53	$13.52	$4.61	$7.25	$8.76	$—	$8.76
Weighted Average Lease Term in Years	6.4	7.8	4.0	7.7	6.9	—	6.9
Straight-line Rent Per Square Foot	$32.88	$32.75	$21.18	$23.50	$29.42	$—	$29.42
Cash Rent Per Square Foot	$31.49	$33.00	$22.00	$23.44	$28.55	$—	$28.55
Total Square Feet Leased	655	17	54	126	852	5	857
Average Escalations Per Year	2.8%	2.5%	3.1%	2.7%	2.8%	3.0%	2.8%
Average Escalations Excl. Data Center Shells							2.8%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Leasing (1)(2)
Nine Months Ended 9/30/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	872	27	184	23	—	1,107	69	7	1,182
Expiring Square Feet	1,022	60	217	92	—	1,391	244	7	1,642
Vacating Square Feet	150	33	33	69	—	284	175	—	460
Retention Rate (% based upon square feet)	85.3%	45.4%	84.9%	25.0%	—%	79.6%	28.2%	100.0%	72.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.55	$1.53	$2.41	$6.24	$—	$2.58	$2.28	$6.57	$2.59
Weighted Average Lease Term in Years	3.7	2.4	2.5	3.1	—	3.5	6.4	3.0	3.6
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$35.06	$31.27	$24.64	$27.57	$—	$33.08	$29.41	$23.60	$32.81
Expiring Straight-line Rent	$34.22	$30.84	$23.35	$26.55	$—	$32.17	$28.07	$21.57	$31.87
Change in Straight-line Rent	2.5%	1.4%	5.5%	3.8%	—%	2.8%	4.8%	9.5%	2.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.04	$33.10	$24.86	$27.41	$—	$33.14	$29.01	$23.07	$32.84
Expiring Cash Rent	$36.25	$33.40	$24.76	$27.77	$—	$34.10	$29.62	$21.57	$33.76
Change in Cash Rent	(3.4%)	(0.9%)	0.4%	(1.3%)	—%	(2.8%)	(2.1%)	7.0%	(2.7%)
Average Escalations Per Year	2.6%	2.8%	2.6%	2.6%	—%	2.6%	1.2%	3.1%	2.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	186	—	—	10	279	476	—	—	476
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$11.19	$—	$—	$7.46	$—	$4.54	$—	$—	$4.54
Weighted Average Lease Term in Years	11.0	—	—	11.0	14.9	13.3	—	—	13.3
Straight-line Rent Per Square Foot	$41.24	$—	$—	$28.12	$29.93	$34.32	$—	$—	$34.32
Cash Rent Per Square Foot	$39.50	$—	$—	$27.25	$26.32	$31.50	$—	$—	$31.50
Vacant Space
Leased Square Feet	350	77	14	152	—	592	21	15	628
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$9.43	$12.99	$7.61	$7.08	$—	$9.25	$9.27	$0.89	$9.05
Weighted Average Lease Term in Years	6.2	6.3	5.2	7.8	—	6.6	9.2	5.0	6.7
Straight-line Rent Per Square Foot	$31.06	$32.93	$38.75	$24.10	$—	$29.71	$38.23	$14.76	$29.65
Cash Rent Per Square Foot	$29.79	$32.40	$38.66	$23.83	$—	$28.82	$38.55	$14.04	$28.80
Total Square Feet Leased	1,408	104	198	185	279	2,175	90	21	2,286
Average Escalations Per Year	2.7%	2.6%	2.6%	2.7%	2.0%	2.5%	1.6%	2.6%	2.4%
Average Escalations Excl. Data Center Shells									2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	268	$10,518	1.8%	$39.12
NoVA Defense/IT	11	374	0.1%	33.81
Navy Support	33	1,182	0.2%	35.98
Redstone Arsenal	11	290	—%	27.52
Regional Office	13	422	0.1%	33.17
2022	336	12,785	2.2%	38.05
Ft Meade/BW Corridor	1,112	41,122	7.1%	36.94
NoVA Defense/IT	154	4,910	0.8%	31.86
Navy Support	266	7,407	1.3%	27.82
Redstone Arsenal	209	4,975	0.9%	23.84
Regional Office	173	4,481	0.8%	25.79
2023	1,914	62,895	10.9%	32.83
Ft Meade/BW Corridor	1,230	45,967	7.9%	37.34
NoVA Defense/IT	487	17,708	3.0%	36.34
Navy Support	347	8,095	1.4%	23.35
Redstone Arsenal	75	1,884	0.3%	25.24
Data Center Shells-Unconsolidated JV Properties	546	687	0.1%	12.58
Regional Office	127	3,924	0.7%	30.58
2024	2,812	78,265	13.5%	33.70
Ft Meade/BW Corridor	1,873	67,413	11.6%	35.93
NoVA Defense/IT	296	12,251	2.1%	41.38
Lackland Air Force Base	703	39,098	6.7%	55.64
Navy Support	148	3,647	0.6%	24.67
Redstone Arsenal	280	6,291	1.1%	22.42
Data Center Shells-Unconsolidated JV Properties	121	162	—%	13.38
Regional Office	109	4,177	0.7%	38.18
2025	3,530	133,038	22.9%	38.85
Ft Meade/BW Corridor	747	29,268	5.0%	39.18
NoVA Defense/IT	53	1,643	0.3%	31.27
Lackland Air Force Base	250	12,345	2.1%	49.38
Navy Support	134	4,598	0.8%	34.38
Redstone Arsenal	18	432	0.1%	24.62
Data Center Shells-Unconsolidated JV Properties	446	766	0.1%	17.18
Regional Office	195	6,747	1.2%	34.53
2026	1,843	55,797	9.6%	38.73
Thereafter
Consolidated Properties	7,843	235,117	40.6%	29.30
Unconsolidated JV Properties	2,069	3,084	0.5%	14.91
Core Portfolio	20,347	$580,981	100.0%	$32.92

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	20,347	$580,981	99.1%	$32.92
Other	119	5,454	0.9%	23.10
Total Portfolio	20,466	$586,435	100.0%	$32.85
Consolidated Portfolio	17,284	$581,737
Unconsolidated JV Properties	3,182	$4,699

Note: As of 9/30/22, the weighted average lease term was 5.2 years for the core, total and consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/22 of 489,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2023 Core Portfolio Quarterly Lease Expiration Analysis as of 9/30/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	442	$15,733	2.7%	$35.58
NoVA Defense/IT	13	387	0.1%	29.20
Navy Support	91	2,027	0.3%	22.21
Redstone Arsenal	4	119	—%	28.50
Regional Office	150	3,669	0.6%	24.52
Q1 2023	700	21,935	3.7%	31.31
Ft Meade/BW Corridor	124	3,765	0.6%	30.27
NoVA Defense/IT	62	1,938	0.3%	31.47
Navy Support	28	1,119	0.2%	39.61
Redstone Arsenal	193	4,581	0.8%	23.69
Regional Office	7	144	—%	20.52
Q2 2023	414	11,547	1.9%	27.85
Ft Meade/BW Corridor	247	8,855	1.5%	35.94
NoVA Defense/IT	30	1,019	0.2%	34.08
Navy Support	70	1,412	0.2%	20.31
Regional Office	—	14	—%	—
Q3 2023	347	11,300	1.9%	32.63
Ft Meade/BW Corridor	300	12,771	2.2%	42.52
NoVA Defense/IT	49	1,566	0.3%	31.70
Navy Support	77	2,849	0.5%	36.87
Redstone Arsenal	11	274	—%	24.60
Regional Office	16	653	0.1%	39.84
Q4 2023	453	18,113	3.1%	39.85

	1,914	$62,895	10.9%	$32.83

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/22.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Tenants as of 9/30/22 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$214,548	36.6%	5,135	4.1
Fortune 100 Company		47,916	8.2%	5,294	8.1
General Dynamics Corporation		30,946	5.3%	752	2.6
The Boeing Company		14,094	2.4%	442	2.5
CACI International Inc		14,045	2.4%	354	2.5
Peraton Corp.		12,505	2.1%	341	5.6
Booz Allen Hamilton, Inc.		10,978	1.9%	293	2.6
CareFirst Inc.		10,473	1.8%	317	9.7
Morrison & Foerster, LLP		8,405	1.4%	102	14.5
Northrop Grumman Corporation		6,878	1.2%	256	2.6
Raytheon Technologies Corporation		6,765	1.2%	186	4.7
Yulista Holding, LLC		6,720	1.1%	368	7.2
Wells Fargo & Company		6,661	1.1%	159	6.0
AT&T Corporation		6,481	1.1%	321	7.0
Miles and Stockbridge, PC		6,432	1.1%	160	5.0
Mantech International Corp.		6,235	1.1%	200	2.4
Jacobs Engineering Group Inc.		5,951	1.0%	177	6.3
The MITRE Corporation		5,102	0.9%	152	3.7
University System of Maryland		4,861	0.8%	146	5.2
Fortune 100 Company		4,712	0.8%	—	N/A
Subtotal Top 20 Tenants		430,708	73.5%	15,155	5.7
All remaining tenants		155,727	26.5%	5,311	3.9
Total / Weighted Average		$586,435	100.0%	20,466	5.2

(1)For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $4.7 million (see page 33 for additional information).
(2)Total ARR is the monthly contractual base rent as of 9/30/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets), multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/22, $5.2 million of our ARR was through the General Services Administration (GSA), representing 2.4% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars in thousands)

Property	Property Segment	Location	# of Properties	Operational Megawatts	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
9651 Hornbaker Road (DC-6)	Wholesale Data Center	Manassas, VA	1	19.25	1/25/22	86.7%	$223

Corporate Office Properties Trust
Summary of Development Projects as of 9/30/22 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 9/30/22	as of 9/30/22 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
560 National Business Parkway	Annapolis Junction, Maryland	183	100%	$64,949	$51,580	$—	3Q 22	4Q 22
550 National Business Parkway	Annapolis Junction, Maryland	186	100%	75,130	32,284	—	3Q 23	4Q 23
Subtotal / Average		369	100%	140,079	83,864	—

Navy Support:
Expedition VII (4)	St. Mary’s County, Maryland	29	62%	9,524	8,890	6,324	1Q 22	1Q 23

Redstone Arsenal:
8300 Rideout Road	Huntsville, Alabama	131	100%	50,245	37,367	—	4Q 22	4Q 22
8200 Rideout Road	Huntsville, Alabama	131	100%	52,035	41,026	—	4Q 22	4Q 22
6200 Redstone Gateway	Huntsville, Alabama	172	91%	54,354	35,875	—	4Q 22	4Q 22
7000 Redstone Gateway	Huntsville, Alabama	46	69%	12,403	7,364	—	3Q 22	3Q 23
300 Secured Gateway	Huntsville, Alabama	205	100%	67,755	20,026	—	4Q 22	4Q 23
8100 Rideout Road	Huntsville, Alabama	131	0%	39,800	9,609	—	3Q 23	3Q 24
Subtotal / Average		816	80%	276,592	151,267	—

Data Center Shells:
Oak Grove D	Northern Virginia	265	100%	91,000	74,420	—	4Q 22	4Q 22
Oak Grove Annex 3	Northern Virginia	14	100%	8,550	4,258	—	4Q 22	4Q 22
PS A	Northern Virginia	227	100%	64,000	8,104	—	3Q 23	3Q 23
PS B	Northern Virginia	193	100%	53,000	6,294	—	4Q 23	4Q 23
Subtotal / Average		699	100%	216,550	93,076	—

Total Under Development		1,913	91%	$642,745	$337,097	$6,324

(1)Includes properties under, or contractually committed for, development as of 9/30/22.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 18,000 square feet were operational as of 9/30/22.

Corporate Office Properties Trust
Development Placed in Service as of 9/30/22
(square feet in thousands)

		Total Property		Square Feet Placed in Service						Total Space Placed in Service % Leased as of 9/30/22
	Property Segment	% Leased as of 9/30/22	Rentable Square Feet	Prior Year	2022				Total
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	Total 2022
Oak Grove C Northern Virginia	Data Center Shells	100%	265	—	265	—	—	265	265	100%
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	—	18	—	—	18	18	100%
8000 Rideout Road Huntsville, Alabama	Redstone Arsenal	100%	100	20	—	80	—	80	100	100%
Total Development Placed in Service		97%	394	20	283	80	—	363	383	100%
% Leased as of 9/30/22					100%	94%	N/A	99%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/22 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	309	2,311
Data Center Shells	33	647
Total Defense/IT Locations	698	7,451
Regional Office	10	900
Total land owned/controlled for future development	708	8,351	$197,550

Other land owned/controlled	43	638	3,515
Land held, net	751	8,989	$201,065

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Gross Debt Balance at 9/30/22

Debt
Secured debt	2.5	4.08%	3.61%	$119,107
Unsecured debt	7.1	2.74%	2.81%	2,173,711
Total Consolidated Debt	6.9	2.81%	2.85%	$2,292,818

Fixed rate debt (3)	7.3	2.58%	2.76%	$2,119,818
Variable rate debt	5.0	3.92%	3.94%	173,000
Total Consolidated Debt				$2,292,818

Common Equity
Common Shares				112,423
Common Units (4)				1,667
Total Common Shares and Units				114,090

Closing Common Share Price on 9/30/22				$23.23
Equity Market Capitalization				$2,650,311

Total Market Capitalization				$4,943,129
(1)Calculated using the maturity dates, including exercise of extension options, on our Revolving Credit Facility and term loan under the credit agreement entered into on 10/26/22. See page 30 for additional disclosure regarding these loans.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts of $233.8 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/28/22
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/22
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$273,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,067	$15,902	Feb-23
Senior Unsecured Notes					LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone
2.00% due 2029	2.00%	400,000	Jan-29		Gateway (3)	4.47%	(4)	29,743	$27,649	Jun-24
2.75% due 2031	2.75%	600,000	Apr-31		4000 & 4100 Market Street and
2.90% due 2033	2.90%	400,000	Dec-33		8800 Redstone Gateway (2)(3)	L + 1.55%		22,850	$22,100	Mar-25	(5)
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000			M Square:
					5825 & 5850 University Research
Unsecured Bank Term Loans					Court (3)	3.82%		39,507	$35,603	Jun-26
2022 Maturity	L + 1.25%	$100,000	Dec-22	(1)(2)	5801 University Research Court (2)(3)	L + 1.45%		10,940	$10,020	Aug-26
Other Unsecured Debt	0.00%	711	May-26		Total Secured Debt	4.08%		$119,107
Total Unsecured Debt	2.74%	$2,173,711

Debt Summary
Total Unsecured Debt	2.74%	$2,173,711
Total Secured Debt	4.08%	119,107
Consolidated Debt	2.81%	$2,292,818
Net discounts and deferred financing costs		(22,984)
Debt, per balance sheet		$2,269,834

Consolidated Debt		$2,292,818
COPT’s share of unconsolidated JV gross debt (6)		26,250
Gross debt		$2,319,068
(1)On 10/26/22, we entered into a credit agreement that provided for an aggregate of $725.0 million of available borrowings allocated as follows: (a) a $600.0 million lender commitment under an unsecured revolving credit facility to replace our existing Revolving Credit Facility, with an initial interest rate of SOFR + 1.15% and a maturity date in October 2026 that may be extended by two six-month periods at our option; and (b) a $125.0 million term loan with an initial stated rate of SOFR + 1.40% that matures in January 2026 and may be extended by two 12-month periods at our option. We used proceeds from the term loan to pay off our previous term loan and pay down a portion of our Revolving Credit Facility.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)See page 33 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/22 (continued)

(1)Revolving Credit Facility maturity of $273.0 million is included above in 2027 based on the maturity date under the credit agreement entered into on 10/26/22 and assuming our exercise of two six-month extension options.
(2)Term loan balance of $100.0 million is included in 2028 based on the maturity date under the credit agreement entered into on 10/26/22 and assuming our exercise of two 12-month extension options.
(3)Includes the effect of $233.8 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/22				As of and for Three Months Ended 9/30/22
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	40.8%		Total Debt / Total Assets	< 60%	38.1%
Secured Debt / Total Assets	< 40%	2.1%		Secured Debt / Total Assets	< 40%	2.0%
Debt Service Coverage	> 1.5x	5.4x		Adjusted EBITDA / Fixed Charges	> 1.5x	5.0x
Unencumbered Assets / Unsecured Debt	> 150%	246.0%		Unsecured Debt / Unencumbered Assets	< 60%	38.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.5x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
Gross debt	29	$2,319,068		# of unencumbered properties		163
Adjusted book	37	$5,726,777		% of total portfolio		87%
Net debt to adjusted book ratio		40.3%		Unencumbered square feet in-service		18,660
Net debt	37	$2,305,878		% of total portfolio		84%
Net debt adj. for fully-leased development	37	$2,030,519		NOI from unencumbered real estate operations		$86,829
In-place adjusted EBITDA	10	$86,399		% of total NOI from real estate operations		95%
Net debt to in-place adjusted EBITDA ratio		6.7	x	Adjusted EBITDA from unencumbered real estate operations		$82,118
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio		5.9	x	% of total adjusted EBITDA from real estate operations		95%
Denominator for debt service coverage	36	$15,058		Unencumbered adjusted book		$5,441,385
Denominator for fixed charge coverage	36	$17,027		% of total adjusted book		95%
Adjusted EBITDA	10	$86,386
Adjusted EBITDA debt service coverage ratio		5.7	x
Adjusted EBITDA fixed charge coverage ratio		5.1	x

(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Calculated based on the terms under the credit agreement entered into on 10/26/22.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/22
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 9/30/22 (1)	NOI for the Nine Months Ended 9/30/22 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	86.2%	93.3%	$1,802	$4,948	$95,813	$50,447	50%
Huntsville, Alabama:
LW Redstone Company, LLC (16 properties)	1,476	87.0%	96.7%	5,261	15,652	316,749	52,593	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	60.6%	1,245	2,990	167,869	—	95%
Total / Average	2,078	84.4%	92.8%	$8,308	$23,590	$580,431	$103,040

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$6,052	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,127	261,877	—	85%	(3)
Total	3,475	$267,929	$—

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(4)Total assets include $83.6 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures (1)
(dollars and square feet in thousands)

Joint venture information	As of 9/30/22
COPT ownership %	10%
COPT’s investment	$38,644
# of Properties	19
Square Feet	3,182
% Occupied	100%
COPT’s share of ARR	$4,699

	As of 9/30/22
Balance sheet information	Total	COPT’s Share (2)
Operating properties, net	$672,833	$67,283
Total assets	$729,963	$72,996
Debt	$261,758	$26,176
Total liabilities	$272,722	$27,272

	Three Months Ended 9/30/22		Nine Months Ended 9/30/22
Operating information	Total	COPT’s Share (2)	Total	COPT’s Share (2)
Revenue	$12,778	$1,278	$38,568	$3,857
Operating expenses	(2,055)	(206)	(6,245)	(625)
NOI and EBITDA	10,723	1,072	32,323	3,232
Interest expense	(2,373)	(238)	(7,046)	(705)
Depreciation and amortization	(5,715)	(524)	(17,145)	(1,575)
Net income	$2,635	$310	$8,132	$952

NOI (per above)	$10,723	$1,072	$32,323	$3,232
Straight line rent adjustments	(392)	(39)	(1,338)	(134)
Amortization of acquired above- and below-market rents	(477)	(48)	(1,429)	(143)
Cash NOI	$9,854	$985	$29,556	$2,955
(1)Includes equity method investments in three joint ventures that own and operate data center shell properties.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
NOI from real estate operations (1)
Real estate revenues	$147,687	$143,246	$144,260	$150,883	$146,590	$435,193	$436,177
Property operating expenses	(57,663)	(54,116)	(58,152)	(61,439)	(57,190)	(169,931)	(168,780)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,072	1,080	1,080	1,079	1,060	3,232	2,950
NOI from real estate operations	91,096	90,210	87,188	90,523	90,460	268,494	270,347
General and administrative expenses	(6,558)	(6,467)	(6,670)	(6,589)	(7,269)	(19,695)	(20,624)
Leasing expenses	(2,340)	(1,888)	(1,874)	(2,568)	(2,073)	(6,102)	(6,346)
Business development expenses and land carry costs	(552)	(701)	(783)	(1,088)	(1,093)	(2,036)	(3,559)
NOI from construction contracts and other service operations	1,258	1,253	1,550	1,195	957	4,061	2,628
Equity in loss of unconsolidated non-real estate entities	(2)	(2)	566	(2)	—	562	(4)
Interest and other income	2,290	1,818	1,893	1,968	1,818	6,001	5,911
Credit loss (expense) recoveries (3)	(1,693)	(225)	316	88	326	(1,602)	1,040
Interest expense	(15,123)	(14,808)	(14,424)	(16,217)	(15,720)	(44,355)	(49,181)
Loss on early extinguishment of debt	—	—	(342)	(41,073)	(1,159)	(342)	(59,553)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(238)	(235)	(232)	(237)	(238)	(705)	(712)
Income tax expense	(67)	(4)	(153)	(42)	(47)	(224)	(103)
FFO - per Nareit (1)	$68,071	$68,951	$67,035	$25,958	$65,962	$204,057	$139,844

Real estate revenues
Lease revenue
Fixed contractual payments	$113,700	$112,691	$112,620	$118,924	$114,309	$339,011	$340,157
Variable lease payments (4)	32,781	29,586	30,749	31,203	31,440	93,116	93,874
Lease revenue	146,481	142,277	143,369	150,127	145,749	432,127	434,031
Other property revenue	1,206	969	891	756	841	3,066	2,146
Real estate revenues	$147,687	$143,246	$144,260	$150,883	$146,590	$435,193	$436,177

Provision for credit losses (recoveries) on billed lease revenue	$5	$496	$—	$(13)	$(1)	$501	$(6)
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 33 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Discontinued operations
Revenues from real estate operations	$—	$—	$1,980	$8,235	$7,717	$1,980	$22,255
Property operating expenses	—	—	(971)	(4,980)	(4,462)	(971)	(11,862)
Depreciation and amortization associated with real estate operations	—	—	—	(1,842)	(2,804)	—	(8,448)
Gain on sale of real estate	—	—	28,564	—	—	28,564	—
Discontinued operations	$—	$—	$29,573	$1,413	$451	$29,573	$1,945

GAAP revenues from real estate operations from continuing operations	$147,687	$143,246	$142,280	$142,648	$138,873	$433,213	$413,922
Revenues from discontinued operations	—	—	1,980	8,235	7,717	1,980	22,255
Real estate revenues	$147,687	$143,246	$144,260	$150,883	$146,590	$435,193	$436,177

GAAP property operating expenses from continuing operations	$57,663	$54,116	$57,181	$56,459	$52,728	$168,960	$156,918
Property operating expenses from discontinued operations	—	—	971	4,980	4,462	971	11,862
Property operating expenses	$57,663	$54,116	$58,152	$61,439	$57,190	$169,931	$168,780

Depreciation and amortization associated with real estate operations from continuing operations	$35,247	$34,812	$34,264	$34,504	$33,807	$104,323	$103,039
Depreciation and amortization from discontinued operations	—	—	—	1,842	2,804	—	8,448
Real estate-related depreciation and amortization	$35,247	$34,812	$34,264	$36,346	$36,611	$104,323	$111,487

Gain on sales of real estate from continuing operations	$16	$(19)	$15	$25,879	$(32)	$12	$39,711
Gain on sales of real estate from discontinued operations	—	—	28,564	—	—	28,564	—
Gain on sales of real estate	$16	$(19)	$28,579	$25,879	$(32)	$28,576	$39,711

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Total interest expense	$15,123	$14,808	$14,424	$16,217	$15,720	$44,355	$49,181
Less: Amortization of deferred financing costs	(540)	(541)	(597)	(640)	(736)	(1,678)	(2,340)
Less: Amortization of net debt discounts, net of amounts capitalized	(612)	(608)	(605)	(615)	(567)	(1,825)	(1,629)
Less: Loss on interest rate derivatives included in interest expense	—	—	—	(221)	—	—	—
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs and amortization of net debt premium	236	233	231	237	236	700	706
Denominator for interest coverage	14,207	13,892	13,453	14,978	14,653	41,552	45,918
Scheduled principal amortization	851	844	774	950	989	2,469	2,910
Denominator for debt service coverage	15,058	14,736	14,227	15,928	15,642	44,021	48,828
Capitalized interest	1,969	1,376	1,529	1,192	1,763	4,874	5,275
Denominator for fixed charge coverage	$17,027	$16,112	$15,756	$17,120	$17,405	$48,895	$54,103

Common share dividends - unrestricted shares and deferred shares	$30,844	$30,842	$30,837	$30,814	$30,813	$92,523	$92,429
Common share dividends - restricted shares and deferred shares	74	70	93	80	70	237	244
Common unit distributions - unrestricted units	406	407	404	346	347	1,217	1,041
Common unit distributions - restricted units	66	65	65	53	52	196	155
Total dividends/distributions	$31,390	$31,384	$31,399	$31,293	$31,282	$94,173	$93,869

Common share dividends - unrestricted shares and deferred shares	$30,844	$30,842	$30,837	$30,814	$30,813	$92,523	$92,429
Common unit distributions - unrestricted units	406	407	404	346	347	1,217	1,041
Common unit distributions - dilutive restricted units	13	12	13	7	6	38	19
Dividends and distributions for payout ratios	$31,263	$31,261	$31,254	$31,167	$31,166	$93,778	$93,489

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Total assets	$4,269,329	$4,185,193	$4,132,026	$4,262,452	$4,151,138
Accumulated depreciation	1,245,313	1,213,711	1,182,652	1,152,523	1,122,211
Accumulated depreciation included in assets held for sale	—	—	—	82,385	92,715
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	221,646	218,560	217,607	215,925	214,631
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	—	—	4,547	7,650
COPT’s share of liabilities of unconsolidated real estate JVs	27,272	27,296	27,367	27,312	27,498
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	5,495	4,911	4,328	3,744	3,161
Less: Property - operating lease liabilities	(29,088)	(29,412)	(29,729)	(29,342)	(29,630)
Less: Property - finance lease liabilities	—	—	—	—	(14)
Less: Cash and cash equivalents	(12,643)	(20,735)	(19,347)	(13,262)	(14,570)
Less: COPT’s share of cash of unconsolidated real estate JVs	(547)	(457)	(458)	(434)	(530)
Adjusted book	$5,726,777	$5,599,067	$5,514,446	$5,705,850	$5,574,260

Gross debt (page 29)	$2,319,068	$2,227,918	$2,207,762	$2,324,536	$2,208,923
Less: Cash and cash equivalents	(12,643)	(20,735)	(19,347)	(13,262)	(14,570)
Less: COPT’s share of cash of unconsolidated real estate JVs	(547)	(457)	(458)	(434)	(530)
Net debt	2,305,878	2,206,726	2,187,957	2,310,840	2,193,823
Costs incurred on fully-leased development properties	(275,359)	(223,485)	(154,259)	(162,884)	(119,981)
Net debt adjusted for fully-leased development	$2,030,519	$1,983,241	$2,033,698	$2,147,956	$2,073,842

Net debt	$2,305,878	$2,206,726	$2,187,957	$2,310,840	$2,193,823
Pro forma debt pay down from Wholesale Data Center sale proceeds	N/A	N/A	N/A	(216,000)	N/A
Pro forma net debt	2,305,878	2,206,726	2,187,957	2,094,840	2,193,823
Costs incurred on fully-leased development properties	(275,359)	(223,485)	(154,259)	(162,884)	(119,981)
Pro forma net debt adjusted for fully-leased development	$2,030,519	$1,983,241	$2,033,698	$1,931,956	$2,073,842

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in

Corporate Office Properties Trust
Definitions
evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.
Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability and other adjustments included in the period that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the items noted above that we believe are not closely correlated with our operating performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
In connection with the sale on 1/25/22 of our wholesale data center, these measures and the ratios in which they are used adjust for our NOI from the property and the debt pay down resulting from its sale as of, and for the three months ended, 12/31/21. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the sale on our financial condition.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating properties stably owned and 100% operational since at least 1/1/21.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacancy leasing activity ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contact:
Michelle Layne
443-285-5452
michelle.layne@copt.com

COPT Reports 3Q 2022 Results
_______________________________________________________________

Reports EPS of $0.27 in 3Q22;
FFO per Share, as Adjusted for Comparability, of $0.58
at Midpoint of Guidance

Core Portfolio 93% Occupied & 95% Leased

1.9 million SF of Active Developments are 91% Leased
_______________________________________________________________

Outstanding Leasing

Total Leasing of 857,000 SF in 3Q22 and 2.3 million SF Year-to-Date

Record Level of Quarterly New Leasing Achieved at 351,000 SF

Tenant Retention of 92% in 3Q22 and 72% Year-to-Date
_______________________________________________________________

Guidance

Maintains Midpoint of Full-Year Guidance for FFOPS, As Adjusted for Comparability
at $2.35, Implying 2.6% Growth

Maintains Midpoint of Full-Year Same-Property Occupancy at 92.5% and
Narrows Full-Year Guidance for Change in Same-Property Cash NOI at (2%)-(1%)

Midpoint of Year-End Tenant Retention Rate Expected to be 75%

Narrows Change in Cash Rents on Renewals to (2%)-(1%)
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 27, 2022 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the third quarter ended September 30, 2022.

i

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy which has concentrated our portfolio near priority U.S. defense installations continues to produce strong results. Third quarter FFOPS of $0.58 was at the midpoint of our guidance and we remain on track to achieve our annual objective which implies 2.6% growth in FFOPS, as adjusted for comparability. Leasing during the quarter was exceptional, achieving our highest level of vacancy leasing in over a decade and renewing over 92% of expiring leases. Despite the historic vacancy leasing volume, our vacancy leasing activity ratio stands at 89%. Development leasing activity also remains strong, and we are confident that we will achieve our 700,000 square foot goal for the year. Our lease structures continue to insulate our results from the impacts of the record inflationary environment, however the elevated interest expense environment will put some pressure on 2023 FFO growth.”

He continued, “We are very pleased to have closed our new Revolving Credit Facility and Term Loan that extends these maturities to 2027 and 2028, and as a result, we have no significant debt maturing until 2026.”

Financial Highlights

3rd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.27 for the quarter ended September 30, 2022 compared to $0.24 for the third quarter of 2021.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.58 for the third quarter of 2022 compared to $0.56 for the third quarter of 2021.

•FFOPS, as adjusted for comparability, was $0.58 for the third quarter of 2022 compared to $0.57 for the third quarter of 2021.

Operating Performance Highlights

Operating Portfolio Summary:
•At September 30, 2022, the Company’s 21.9 million square foot core portfolio was 92.8% occupied and 95.0% leased.

Same-Property Performance:
•At September 30, 2022, COPT’s 20.3 million square foot same-property portfolio was 92.7% occupied and 94.9% leased.

•For the quarter ended September 30, 2022, the Company’s same-property cash NOI decreased 1.4% compared to the third quarter of 2021.

Leasing:
•Total Square Feet Leased: For the quarter ended September 30, 2022, the Company leased 857,000 square feet, including 506,000 square feet of renewals, and 351,000 square feet of new leases on vacant space. For the nine months ended September 30, 2022, the Company executed 2.3 million square feet of total leasing, including 1.2 million square feet of renewals, 628,000 square feet of vacancy leasing, and 476,000 square feet in development projects.

•Tenant Retention Rates: During the quarter and nine months ended September 30, 2022, the Company renewed 92.2% and 72.0%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and nine months ended September 30, 2022, straight-line rents on renewals increased 5.0% and 2.9%, respectively, and cash rents on renewed space decreased 1.1% and 2.7%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.6% and 2.5%, respectively.

•Lease Terms: In the third quarter of 2022, lease terms averaged 3.7 years on renewing leases, and 6.9 years on vacancy leasing. For the first nine months, lease terms averaged 3.6 years on renewing leases, 6.7 years on vacancy leasing, and 13.3 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of 12 properties and an expansion of one fully-operational property totaling 1.9 million square feet that were 91.0% leased at September 30, 2022. These projects represent a total estimated investment of $642.7 million, of which $337.1 million has been spent.

Balance Sheet and Capital Transaction Highlights
•On October 26, 2022, the Company entered into a credit agreement with a group of lenders for an aggregate of $725.0 million of available borrowings including an unsecured revolving credit facility with a lender commitment of $600.0 million that replaced its existing Revolving Credit Facility; and a $125.0 million unsecured term loan, the proceeds of which were used to pay off the remaining $100.0 million outstanding under an existing unsecured term loan and pay down a portion of its Revolving Credit Facility.

•For the quarter ended September 30, 2022, the Company’s adjusted EBITDA fixed charge coverage ratio was 5.1x.

•At September 30, 2022, the Company’s net debt to in-place adjusted EBITDA ratio was 6.7x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.9x.

•At September 30, 2022, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 2.85% with a weighted average maturity of 6.9 years including the maturity dates and extension options available under the October 26, 2022 credit agreement; additionally, 92.5% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2022 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT’s Investors website: https://investors.copt.com/financial-information/financial-results

2022 Guidance
Management is narrowing its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.33-$1.37, and $2.33-$2.37, respectively, to new ranges of $1.35-$1.37, and $2.34-$2.36, respectively. Management is establishing fourth quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.27-$0.29 and $0.59-$0.61, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending December 31, 2022		Year Ending December 31, 2022
	Low	High	Low	High
Diluted EPS	$0.27	$0.29	$1.35	$1.37
Real estate-related depreciation and amortization	0.32	0.32	1.24	1.24
Gain on sales of real estate	—	—	(0.25)	(0.25)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.59	$0.61	$2.34	$2.36

Conference Call Information
Management will discuss third quarter 2022 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, October 28, 2022
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI72a10ea2a80646dc85eef9257f7c258b

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT’s Investors website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2022, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 19 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 186 properties encompassed 21.9 million square feet and was 95.0% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Revenues from real estate operations	$147,687	$138,873	$433,213	$413,922
Construction contract and other service revenues	34,813	28,046	130,570	64,592
Total revenues	182,500	166,919	563,783	478,514
Operating expenses
Property operating expenses	57,663	52,728	168,960	156,918
Depreciation and amortization associated with real estate operations	35,247	33,807	104,323	103,039
Construction contract and other service expenses	33,555	27,089	126,509	61,964
General and administrative expenses	6,558	7,269	19,695	20,624
Leasing expenses	2,340	2,073	6,102	6,346
Business development expenses and land carry costs	552	1,093	2,036	3,559
Total operating expenses	135,915	124,059	427,625	352,450
Interest expense	(15,123)	(15,720)	(44,355)	(49,181)
Interest and other income	2,290	1,818	6,001	5,911
Credit loss (expense) recoveries	(1,693)	326	(1,602)	1,040
Gain on sales of real estate	16	(32)	12	39,711
Loss on early extinguishment of debt	—	(1,159)	(342)	(59,553)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	32,075	28,093	95,872	63,992
Equity in income of unconsolidated entities	308	297	1,514	779
Income tax expense	(67)	(47)	(224)	(103)
Income from continuing operations	32,316	28,343	97,162	64,668
Discontinued operations	—	451	29,573	1,945
Net Income	32,316	28,794	126,735	66,613
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(476)	(357)	(1,828)	(831)
Other consolidated entities	(919)	(1,336)	(2,357)	(2,949)
Net income attributable to COPT common shareholders	$30,921	$27,101	$122,550	$62,833

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$30,921	$27,101	$122,550	$62,833
Amount allocable to share-based compensation awards	(75)	(79)	(334)	(320)
Redeemable noncontrolling interests	(40)	(89)	(109)	(82)
Numerator for diluted EPS	$30,806	$26,933	$122,107	$62,431
Denominator:
Weighted average common shares - basic	112,093	111,985	112,066	111,949
Dilutive effect of share-based compensation awards	433	375	429	285
Dilutive effect of redeemable noncontrolling interests	105	138	121	130
Weighted average common shares - diluted	112,631	112,498	112,616	112,364
Diluted EPS	$0.27	$0.24	$1.08	$0.56
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$32,316	$28,794	$126,735	$66,613
Real estate-related depreciation and amortization	35,247	36,611	104,323	111,487
Gain on sales of real estate from continuing and discontinued operations	(16)	32	(28,576)	(39,711)
Depreciation and amortization on unconsolidated real estate JVs	524	525	1,575	1,455
Funds from operations (“FFO”)	68,071	65,962	204,057	139,844
FFO allocable to other noncontrolling interests	(1,348)	(1,696)	(3,568)	(4,025)
Basic FFO allocable to share-based compensation awards	(354)	(313)	(1,073)	(663)
Basic FFO available to common share and common unit holders (“Basic FFO”)	66,369	63,953	199,416	135,156
Redeemable noncontrolling interests	(5)	(68)	(7)	1
Diluted FFO adjustments allocable to share-based compensation awards	27	13	81	27
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	66,391	63,898	199,490	135,184
Loss on early extinguishment of debt	—	1,159	342	59,553
Demolition costs on redevelopment and nonrecurring improvements	—	129	—	431
Executive transition costs	206	—	343	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	(7)	(4)	(300)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	66,595	65,179	200,171	194,868
Straight line rent adjustments and lease incentive amortization	605	(1,806)	(5,782)	(6,451)
Amortization of intangibles and other assets included in net operating income	50	41	(273)	122
Share-based compensation, net of amounts capitalized	2,188	2,048	6,453	5,961
Amortization of deferred financing costs	540	736	1,678	2,340
Amortization of net debt discounts, net of amounts capitalized	612	567	1,825	1,629
Replacement capital expenditures	(17,528)	(13,331)	(52,603)	(38,656)
Other	377	201	822	620
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$53,439	$53,635	$152,291	$160,433
Diluted FFO per share	$0.58	$0.56	$1.75	$1.19
Diluted FFO per share, as adjusted for comparability	$0.58	$0.57	$1.75	$1.71
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2022	December 31, 2021
Balance Sheet Data
Properties, net of accumulated depreciation	$3,691,411	$3,532,944
Total assets	4,269,329	4,262,452
Debt, per balance sheet	2,269,834	2,272,304
Total liabilities	2,543,216	2,578,479
Redeemable noncontrolling interests	25,447	26,898
Equity	1,700,666	1,657,075
Net debt to adjusted book	40.3%	40.5%

Core Portfolio Data (as of period end) (1)
Number of operating properties	186	184
Total operational square feet (in thousands)	21,928	21,553
% Occupied	92.8%	92.6%
% Leased	95.0%	94.4%

For the Three Months Ended September 30,	For the Nine Months Ended September 30,
2022	2021	2022	2021
Payout ratios
Diluted FFO	47.1%	48.8%	47.0%	69.2%
Diluted FFO, as adjusted for comparability	46.9%	47.8%	46.8%	48.0%
Diluted AFFO	58.5%	58.1%	61.6%	58.3%
Adjusted EBITDA fixed charge coverage ratio	5.1	x	4.8	x	5.2	x	4.7	x
Net debt to in-place adjusted EBITDA ratio (2)	6.7	x	6.3	x	N/A	N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio (3)	5.9	x	5.9	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,631	112,498	112,616	112,364
Weighted average common units	1,477	1,262	1,446	1,257
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	26
Denominator for diluted FFO per share and as adjusted for comparability	114,108	113,760	114,062	113,647

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt less costs incurred on properties under development that were 100% leased as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,844	$30,813	$92,523	$92,429
Common unit distributions - unrestricted units	406	347	1,217	1,041
Common unit distributions - dilutive restricted units	13	6	38	19
Dividends and distributions for payout ratios	$31,263	$31,166	$93,778	$93,489

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$32,316	$28,794	$126,735	$66,613
Interest expense	15,123	15,720	44,355	49,181
Income tax expense	67	47	224	103
Real estate-related depreciation and amortization	35,247	36,611	104,323	111,487
Other depreciation and amortization	602	589	1,761	2,189
Gain on sales of real estate	(16)	32	(28,576)	(39,711)
Adjustments from unconsolidated real estate JVs	762	763	2,280	2,167
EBITDAre	84,101	82,556	251,102	192,029
Loss on early extinguishment of debt	—	1,159	342	59,553
Net gain on other investments	—	—	(564)	(63)
Credit loss expense (recoveries)	1,693	(326)	1,602	(1,040)
Business development expenses	386	473	1,097	1,605
Demolition costs on redevelopment and nonrecurring improvements	—	129	—	431
Executive transition costs	206	—	343	—
Adjusted EBITDA	86,386	83,991	$253,922	$252,515
Pro forma net operating income adjustment for property changes within period	—	3,240
Change in collectability of deferred rental revenue	13	—
In-place adjusted EBITDA	$86,399	$87,231

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$15,123	$15,720	$44,355	$49,181
Less: Amortization of deferred financing costs	(540)	(736)	(1,678)	(2,340)
Less: Amortization of net debt discounts, net of amounts capitalized	(612)	(567)	(1,825)	(1,629)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs and amortization of net debt premium	236	236	700	706
Scheduled principal amortization	851	989	2,469	2,910
Capitalized interest	1,969	1,763	4,874	5,275
Denominator for fixed charge coverage-Adjusted EBITDA	$17,027	$17,405	$48,895	$54,103

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,848	$8,654	$29,513	$24,096
Building improvements	7,477	7,793	21,060	18,192
Leasing costs	3,073	2,939	7,091	6,873
Net (exclusions from) additions to tenant improvements and incentives	(57)	(1,523)	2,225	389
Excluded building improvements and leasing costs	(1,813)	(4,532)	(7,286)	(10,894)
Replacement capital expenditures	$17,528	$13,331	$52,603	$38,656

Same Properties cash NOI	$82,711	$83,927	$243,919	$246,225
Straight line rent adjustments and lease incentive amortization	(2,866)	(1,432)	(5,754)	(753)
Amortization of acquired above- and below-market rents	97	99	713	296
Lease termination fees, net	591	853	1,211	3,309
Tenant funded landlord assets and lease incentives	1,973	1,057	4,701	1,820
Cash NOI adjustments in unconsolidated real estate JVs	73	91	233	288
Same Properties NOI	$82,579	$84,595	$245,023	$251,185

	September 30, 2022	December 31, 2021
Reconciliation of total assets to adjusted book
Total assets	$4,269,329	$4,262,452
Accumulated depreciation	1,245,313	1,152,523
Accumulated depreciation included in assets held for sale	—	82,385
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	221,646	215,925
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	4,547
COPT’s share of liabilities of unconsolidated real estate JVs	27,272	27,312
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	5,495	3,744
Less: Property - operating lease liabilities	(29,088)	(29,342)
Less: Cash and cash equivalents	(12,643)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(547)	(434)
Adjusted book	$5,726,777	$5,705,850

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	September 30, 2022	December 31, 2021	September 30, 2021
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt, per balance sheet	$2,269,834	$2,272,304	$2,159,732
Net discounts and deferred financing costs	22,984	25,982	22,941
COPT’s share of unconsolidated JV gross debt	26,250	26,250	26,250
Gross debt	$2,319,068	$2,324,536	$2,208,923
Less: Cash and cash equivalents	(12,643)	(13,262)	(14,570)
Less: COPT’s share of cash of unconsolidated real estate JVs	(547)	(434)	(530)
Net debt	$2,305,878	$2,310,840	$2,193,823
Costs incurred on fully-leased development properties	(275,359)	(162,884)	(119,981)
Net debt adjusted for fully-leased development	$2,030,519	$2,147,956	$2,073,842

Net debt	$2,305,878	$2,310,840	$2,193,823
Debt pay down from Wholesale Data Center sale proceeds	N/A	(216,000)	N/A
Pro forma net debt	$2,305,878	$2,094,840	$2,193,823
Costs incurred on fully-leased development properties	(275,359)	(162,884)	(119,981)
Pro forma net debt adjusted for fully-leased development	$2,030,519	$1,931,956	$2,073,842
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